EXHIBIT 4.C
FOURTH SUPPLEMENTAL INDENTURE
     FOURTH SUPPLEMENTAL INDENTURE DATED MAY 4, 2007 (THIS “FOURTH SUPPLEMENTAL INDENTURE”) AMONG (i) SOUTHERN NATURAL GAS COMPANY, A DELAWARE CORPORATION (THE “COMPANY”), (ii) SOLELY WITH RESPECT TO THE RECITALS HEREIN AND THE SECTIONS HEREOF IDENTIFIED BESIDE ITS SIGNATURE ON THE SIGNATURE PAGE HEREOF, WILMINGTON TRUST COMPANY, A DELAWARE BANKING CORPORATION (THE “ORIGINAL TRUSTEE”), AND (iii) THE BANK OF NEW YORK TRUST COMPANY, N.A., A NATIONAL BANKING ASSOCIATION (THE “SERIES TRUSTEE”).
RECITALS
     WHEREAS, the Company has heretofore executed and delivered to the Original Trustee (as successor in interest to JPMorgan Chase Bank, National Association, successor to Manufacturers Hanover Trust Company, pursuant to the Instrument of Resignation, Appointment and Acceptance, dated as of February 27, 2003, among the Company, JPMorgan Chase Bank and the Original Trustee (the “2003 Resignation and Appointment”)) the Indenture, dated as of June 1, 1987 (such Indenture as amended and supplemented by the First Supplemental Indenture thereto dated as of September 30, 1997, the Second Supplemental Indenture thereto dated as of February 13, 2001 and the 2003 Resignation and Appointment being herein called the “Original Indenture”), providing for the issuance from time to time of one or more series of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), the terms of which are to be determined as set forth in Section 3.01 of the Original Indenture; and
     WHEREAS, Section 12.01(g) of the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Original Indenture; and
     WHEREAS, Section 12.01(i) of the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for the purpose of making such other provisions in regard to matters or questions arising under the Original Indenture which shall not be inconsistent with the provisions of the Original Indenture and which shall not adversely affect in any material respect the interests of any holders of Securities; and
     WHEREAS, on March 26, 2007 (the “Original Issue Date”), the Company and the Series Trustee entered into an instrument entitled Third Supplemental Indenture, dated as of March 26, 2007, as a supplement to the Original Indenture (including the exhibits thereto, the “Third Supplemental Indenture”), a copy of which is attached hereto as Exhibit A, for the purpose of creating a series of Securities under the Original Indenture designated as the 5.90% Notes Due 2017 (the “Notes”); and on the Original Issue Date, the Company executed and the Series Trustee authenticated Notes in the aggregate principal amount of $500,000,000, such Notes having been made payable to Cede & Co., nominee of The Depository Trust Company, and held by the Series Trustee as custodian for Cede & Co. (the “Issued Notes”); and
     WHEREAS, in addition to the Issued Notes, there are outstanding as of the date hereof the following Securities issued under the Original Indenture:
     (i) $48,055,000 in aggregate principal amount of the Company’s 6.70% Notes Due October 1, 2007;
     (ii) $100,000,000 in aggregate principal amount of the Company’s 6.125% Notes Due September 15, 2008;
     (iii) $300,000,000 in aggregate principal amount of the Company’s 7.35% Notes Due February 15, 2031; and
     (iv) $300,000,000 in aggregate principal amount of the Company’s 8% Notes Due March 1, 2032 (the Securities described in clauses (i) through (iv) above being herein called the “Outstanding Securities”); and
     WHEREAS, the parties hereto desire to confirm that the Series Trustee shall act as the Trustee under the Indenture with respect to the Notes (including the Issued Notes), to clarify the respective rights, obligations and duties of the parties hereto in respect of the Notes (including the Issued Notes) and to set forth certain other related agreements and acknowledgments of the parties hereto; and
     WHEREAS, the Company desires to confirm that the Issued Notes are entitled to the benefits of the Original Indenture and the Third Supplemental Indenture; and
     WHEREAS, all acts and things necessary to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;
     NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:
ARTICLE 1
DEFINITIONS
     Initially capitalized terms used and not otherwise defined in this Fourth Supplemental Indenture have the meanings ascribed to such terms in the Original Indenture.
ARTICLE 2
ADOPTION OF THIRD SUPPLEMENTAL INDENTURE
     The Company and the Series Trustee agree that the Third Supplemental Indenture, as modified by this Fourth Supplemental Indenture, (i) is hereby approved and adopted by the Company and the Series Trustee to the same extent as if it were duly executed and delivered by the Company and the Series Trustee on the date hereof and (ii) shall be construed as an indenture supplemental to the Original Indenture, and as provided in the Original Indenture shall form a part thereof, for all purposes, including without limitation for the purpose of establishing the Notes as a series of Securities pursuant to Section 3.01 of the Original Indenture. All references in the Third Supplemental Indenture to the “Original Indenture” shall be deemed to refer to the Original Indenture as defined in this Fourth Supplemental Indenture, and all references herein and in the Notes to the “Indenture” shall be deemed to refer to the Original Indenture as defined in this Fourth Supplemental Indenture, as amended and supplemented by the Third Supplemental Indenture and this Fourth Supplemental Indenture.
ARTICLE 3
APPOINTMENT OF SERIES TRUSTEE
     Section 3.01. Appointment of Series Trustee.
     (a) The Company hereby appoints the Series Trustee as Trustee under the Indenture with respect to the Notes (including the Issued Notes) and vests and confirms to the Series Trustee all rights, powers, trusts, privileges, duties, security interests and obligations of Trustee under the Indenture with respect to the Notes (including the Issued Notes). The Series Trustee will not serve as Trustee under the Indenture with respect to the Outstanding Securities.
     (b) The parties hereto expressly and irrevocably acknowledge and agree that the Series Trustee shall have no rights, powers, trusts, privileges, duties, security interests or obligations of any kind (under the Indenture or otherwise) with respect to the Outstanding Securities.
     Section 3.02. Acceptance of Appointment by Series Trustee. The Series Trustee hereby accepts its appointment as Trustee under the Indenture with respect to the Notes (including the Issued Notes) and agrees that it is hereby vested with all rights, powers, trusts, privileges, duties, security interests and obligations of Trustee under the Indenture with respect to the Notes (including the Issued Notes) and with respect to all property and monies held or to be held under the Indenture with respect to the Notes. The Series Trustee represents and warrants to the Company that the Series Trustee is qualified under the provisions of Section 9.08 of the Original Indenture and eligible under the provisions of Section 9.09 of the Original Indenture to act as a Trustee under the Indenture.
     Section 3.03. Duties and Obligations of Original Trustee in Respect of the Outstanding Securities. The Original Trustee shall continue to serve as Trustee under the Indenture with respect to the Outstanding Securities, having all rights, powers, trusts, privileges, duties, security interests and obligations of Trustee under the Indenture with respect to the Outstanding Securities.
     Section 3.04 The Notes and the Original Trustee. The parties hereto acknowledge that the Original Trustee has not acted as Trustee or Paying Agent or in any other role with respect to the Issued Notes, and the Company and the Series Trustee irrevocably agree as between themselves and confirm to the Original Trustee that the Original Trustee (a) shall have no rights, powers, trusts, privileges, duties, security interests or obligations of any nature whatsoever, whether as Trustee, Paying Agent or otherwise, with respect to the Notes or the authentication thereof and (b) shall have no duties or obligations of any nature whatsoever under the Indenture with respect to the Notes. Without limiting the generality of the foregoing, the Company and the Series Trustee irrevocably agree as between themselves and confirm to the Original Trustee that no duties or obligations of any nature whatsoever on the part of the Original Trustee shall be read into the Indenture with respect to the Notes.
     Section 3.05 The Outstanding Securities and the Series Trustee
     (a) The parties hereto irrevocably agree that the Series Trustee shall not have any liability arising out of any breach by the Original Trustee in the performance or non-performance of any of its duties as Trustee under the Indenture with respect to the Outstanding Securities or otherwise in respect of any of the Outstanding Securities for so long as the Original Trustee is duly acting as Trustee with respect to such Outstanding Securities under the Indenture or in respect of any Securities that may be issued pursuant to the Indenture after the date of this Fourth Supplemental Indenture and with respect to which the Original Trustee shall be duly appointed by the Company as Trustee that is directly and solely caused by any action or omission of the Original Trustee.
     (b) The Company irrevocably agrees to indemnify the Series Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its counsel) arising out of or in connection with the performance or non-performance by the Original Trustee of its duties under the Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection therewith. The indemnification provided for in this paragraph shall survive the termination of this Fourth Supplemental Indenture and the Indenture.
     Section 3.06. Series Trustee to Serve as Paying Agent. The Company and the Series Trustee agree that the Paying Agent for the Notes shall initially be the Series Trustee.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to the Original Trustee and the Series Trustee that (i) the Original Indenture was duly authorized, executed and delivered by the Company, is in full force and effect and has not been amended or modified except as provided by or referred to in this Fourth Supplemental Indenture and (ii) no event has occurred and is continuing that, after the execution and delivery of this Fourth Supplemental Indenture, constitutes, or after notice or lapse of time would constitute, an Event of Default.
ARTICLE 5
THE ISSUED NOTES
     Section 5.01. Ratification by Company. The Company hereby ratifies and confirms its execution and delivery of the Issued Notes and confirms and agrees that the Issued Notes constitute valid and legally binding obligations of the Company.

     Section 5.02. Certain Additional Agreements.
     (a) The Company hereby confirms its intention to appoint the Series Trustee as Trustee with respect to the Notes, and the Series Trustee hereby confirms its intention to accept such appointment, as of the Original Issue Date.
     (b) The Company hereby irrevocably agrees, for the benefit of the other parties hereto and the holders of the Issued Notes at all times from the Original Issue Date to the date hereof, that such holders were entitled to the benefits of the Original Indenture as supplemented by the Third Supplemental Indenture.
     (c) The Company has requested that the Series Trustee, and the Series Trustee agrees that it will, retrieve the Issued Notes and execute and attach to the Issued Notes a certificate of authentication of the Issued Notes in the form set forth in the Indenture and dated on or as soon as practicable after the date hereof.
ARTICLE 6
CERTAIN MATTERS WITH RESPECT TO THE ORIGINAL TRUSTEE
     Section 6.01. Knowledge of Original Trustee. The parties hereto acknowledge that the Original Trustee had no knowledge on or prior to the Original Issue Date of the proposed execution and delivery of the Third Supplemental Indenture or the issuance of the Issued Notes, and was not notified of the issuance of the Issued Notes.
     Section 6.02. Indemnification of Original Trustee. The Company irrevocably agrees to indemnify the Original Trustee for, and to hold it harmless against, any loss, claim, liability or expense (including the reasonable compensation and the expenses and disbursements of its counsel) arising out of or in connection with the issuance of the Issued Notes, the execution and delivery by the Company and the Series Trustee of the Third Supplemental Indenture, and the execution and delivery by the parties hereto of this Fourth Supplemental Indenture, including, without limiting the generality of the foregoing, the performance or any actual or alleged non-performance by the Series Trustee of any of its powers, trusts, privileges or duties under the Indenture in respect of the Notes, or the exercise by the Series Trustee of any of its rights or privileges under the Indenture in respect of the Notes (including, without limitation, any realization by the Series Trustee in respect of any security interest created under the Indenture). The indemnity provided by this Section 6.02 shall include the reasonable costs and expenses of the Original Trustee incurred in defending itself against any loss, claim or liability referred to above. The indemnification provided for in this Section 6.02 shall survive the termination of this Fourth Supplemental Indenture and the Indenture.
ARTICLE 7
MISCELLANEOUS
     Section 7.01. Execution as Supplemental Indenture. This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original

Indenture and, as provided in the Original Indenture, this Fourth Supplemental Indenture forms a part thereof.
     Section 7.02. Responsibility for Recitals, Etc. The recitals herein, in the Third Supplemental Indenture and in the Notes (except in the Series Trustee’s certificate of authentication in respect of the Notes, including the Issued Notes, which constitute statements of the Series Trustee, and except for the recitals herein that are specifically attributed to some or all of the parties hereto) shall be taken as the statements of the Company, and neither the Original Trustee nor the Series Trustee assumes any responsibility for the correctness thereof. Neither the Original Trustee nor the Series Trustee makes any representation as to the validity or sufficiency of the Third Supplemental Indenture or this Fourth Supplemental Indenture.
     Section 7.03. Provisions Binding on Successors. All the respective covenants, stipulations, promises and agreements of each party hereto contained in this Fourth Supplemental Indenture shall bind such party’s successors and assigns whether so expressed or not.
     Section 7.04. New York Contract. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 7.05. Execution in Counterparts. This Fourth Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
[Signatures on following page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be executed on May 4, 2007.

SOUTHERN NATURAL GAS COMPANY
By:	/s/ John J. Hopper
	Name:	John J. Hopper
	Title:	Vice President and Treasurer

WILMINGTON TRUST COMPANY,
as Trustee under the Original Indenture (solely with respect to the fifth, sixth and eighth recitals herein, Articles 1, 4, 6 and 7 hereof and Sections 3.01(b), 3.03, 3.04, 3.05(a), 5.01, 5.02(b) and 5.02(c) hereof)

By:	/s/ James J. MGinley
	Name:	James J. McGinley
Authorized Representative

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee with respect to the Notes
By:	/s/ Brian Echausse
	Name:	Brian Echausse
Authorized Representative
Signature Page to Fourth Supplemental Indenture